Exhibit 10.6
FORM OF OPTION GRANT
     Notice is hereby given of the following grant of an option (the “Option”) to purchase shares of Common Stock of American Wholesale Insurance Group, Inc. (the “Company”) to the undersigned individual. Capitalized terms used but not otherwise defined herein shall have the same meanings given them in the Company’s 2002 Stock Option Plan (the “Plan”). The terms of the Option are as follows:

Optionee	________________________________(print name)

Option Grant Date	[DATE]

Exercise Price	$___________________________________________per share

Number of Shares Subject to Option	_____________________________________shares of Common Stock

Minimum Number of Shares Purchasable at Exercise	______________________, subject to Exhibit A shares of Common Stock

Option Expiration Date	[DATE]

Type of Option	☐ Incentive Stock Option
☐ Non-Qualified Stock Option

Vesting Schedule	See Exhibit A

Other Terms	__________________________________________________________
     1. Option Subject to Plan. The Optionee acknowledges and agrees that this Option is subject to the terms and conditions of the Plan, a copy of which is attached hereto as Exhibit B and the terms of which are incorporated herein by reference.
     2. Exercise of Option. This Option shall be exercisable in accordance with the Vesting Schedule attached hereto as Exhibit A and the Plan. Unless otherwise agreed to by the Company, this Option must be exercised for all, and not less than all, of the shares of Common Stock that are available for purchase at the time of each vesting. This Option must be exercised by signing and delivering to the Company a Stock Purchase Agreement, in form and substance satisfactory to the Company, a copy of which may be obtained from the Company upon exercise.
     3. Transfer Restrictions. The Optionee acknowledges and agrees that this Option is subject to certain transfer restrictions specified in the Plan.
     4. No Employment or Service Contract. Nothing in this document or in the Plan shall confer upon the Optionee any right to continue in the service of the Company or any of its affiliates as an employee or otherwise for any specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary of the Company employing or retaining Optionee) or of Optionee to terminate his or her service or employment at any time for any reason, with or without cause.
[signatures begin on next page]

DATED:_____________________ _____, _____
AMERICAN WHOLESALE INSURANCE GROUP, INC.

By:______________________________________________
Name: M. Steven DeCarlo
Title: Chief Executive Officer and President

OPTIONEE

Address:_______________________________________________________

ATTACHMENTS
Exhibit A — Vesting Terms
Exhibit B — American Wholesale Insurance Group, Inc. 2002 Stock Option Plan

EXHIBIT A
VESTING TERMS
     This Option shall vest in five equal annual installments (of ___options each) on [DATE], [DATE], [DATE], [DATE], and [DATE] (each a “Vesting Date”). If the employment of the Optionee with the Company or any of its affiliates shall terminate for any reason prior to any Vesting Date, the portion of the Option then unvested shall immediately terminate and expire unexercised.

EXHIBIT B
AMERICAN WHOLESALE INSURANCE GROUP, INC. 2002 STOCK OPTION PLAN
[the plan follows this page]
[incorporated by reference
to Exhibit 10.5]